UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2009 (December 31, 2008)
TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware	000-30533	75-2679109
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
2100 McKinney Avenue, Suite 900, Dallas, Texas
(Address of principal executive officers)
75201
(Zip Code)
214-932-6600
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)(5) Employment Agreements with Messrs. Jones, Bartholow and Cargill
     On December 31, 2008, we entered into executive employment agreements with the following named executive officers to replace our existing employment agreements with each of them:

Name of Officer	Title

George F. Jones, Jr.	President and CEO
Peter B. Bartholow	Chief Financial Officer
C. Keith Cargill	President, Chief Operating Officer and Chief Lending Officer of our subsidiary, Texas Capital Bank, N.A. (the “Bank”)
          Mr. Jones and Mr. Bartholow also serve as members of our Board of Directors.
     Each of the new employment agreements has a three-year term, subject to renewal, and has a compensation package that includes a base salary and participation in our discretionary annual incentive bonus plan for key executives. Each of the executives is also eligible to receive grants of equity-based incentive compensation under our 2005 Long-Term Incentive Plan (the “2005 Plan”). As soon as reasonably practicable, we will grant equity awards under the 2005 Plan to Messrs. Jones, Bartholow and Cargill of 73,565 shares, 16,720 shares and 31,344 shares, respectively, of the Company’s common stock. Each of the executives is also entitled to participate in the benefit programs generally available to our employees as well as those specifically available to our executive employees.
     Under these agreements, the base salary for each of the executives is as follows:

Name of Officer	Base Salary

George F. Jones, Jr.	$405,000 (increasing to $500,000 on March 1, 2009 and $600,000 on March 1, 2010)

Peter B. Bartholow	$325,000

C. Keith Cargill	$300,000
     Upon termination for any reason, including death or permanent disability, the executive or his estate is entitled to the base salary earned and unpaid before the effective date of termination as well as payment of any accrued and unpaid vacation benefits and any previously authorized unreimbursed business expenses.
     The employment agreements also provide for severance payments to the executive upon termination of his employment by us on 30 days notice without cause or termination by the executive for good reason. Upon termination without cause or upon resignation for good reason, the executive is entitled to receive the following severance payments and benefits:

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•	a cash payment equal to the greater of the executive’s base salary remaining in the executive’s employment term or 12 months’ base salary, reduced to 6 months base salary in the event of a dissolution, bankruptcy proceeding or any distressed sale of the Company’s assets or stock (as defined in the employment agreement), paid in 12 equal monthly installments;

•	an amount equal to the average annual cash bonus paid to the executive for the two years preceding his termination, paid in 12 equal monthly installments, unless a dissolution, bankruptcy proceeding or any distressed sale of the Company’s assets or stock (as defined in the employment agreement) has occurred; and

•	continued medical insurance benefits, at our cost, for a period of 12 months following the date of termination, unless a dissolution, bankruptcy proceeding or any distressed sale of the Company’s assets or stock (as defined in the employment agreement) has occurred.
     If any amounts received by the executive described above upon termination of his employment are calculated on the basis of the Company’s statement of earnings or gains, and if the Company is later required to prepare a restatement of its earnings or gains (other than a restatement caused by the retroactive application of accounting rules or other regulatory requirements) which the Board in good faith determines was due to the intentional misconduct of the executive or as to which the Board determines that the executive had actual knowledge of material inaccuracies in, the executive will be required to reimburse the Company, net of taxes, for all severance payments made to the executive that were calculated based on such statement of earnings or gains and the executive will not be entitled to any additional payments that would be calculated on the basis of a statement of earnings or gains. However, if the Board in good faith determines that such restatement of the Company’s earnings or gains was not due to the intentional misconduct of the executive and that the executive had no actual knowledge of any material inaccuracies in such statement of earnings or gains, the executive only shall be required to reimburse the Company, net of taxes, for the excess severance remuneration (as defined in the employment agreement).
     If a change of control, as defined in the employment agreements, and an executive subsequently is terminated either (1) by the Company or the successor entity without cause or (2) by the executive for good reason, during the period beginning 90 days before and ending 18 months after, the change of control event, (i) Mr. Jones is entitled to receive a lump sum payment equal to 2.99% of his base salary and any bonuses paid to Mr. Jones during the two years preceding the change of control, and (ii) each other executive is entitled to receive a lump sum payment equal to 2.50% of the executive’s base salary and any bonuses paid to such executive during the two years preceding the change of control. This change of control payment is in lieu of any other amounts to which the executive would be entitled under his employment agreement. In addition, the executive will receive, for 24 months following his termination, continued health and welfare benefits no less favorable than the benefits to which he was entitled prior the change of control, as well as payment of accrued vacation, sick leave, unreimbursed expenses and any amounts due the executive under any Company benefit plan. A change of control payment will not be required to be made to the executive in connection with a complete dissolution or liquidation of the Company, a Chapter 11 bankruptcy proceeding or a distress sale of the Company’s assets or stock (as defined in the employment agreement).
     If any amount paid or distributed to the executive in connection with the change of control is subject to excise tax, the executive shall be entitled to receive an additional “gross-up” payment in an amount equal to 50% of the amount equal to the excise tax after payment of all taxes. However, if the consideration received by stockholders of the Company in connection with the change in control is greater than $22.50 per share, the applicable percentage will be increased incrementally on a linear basis for each increase between $22.50 up to $25.00, such that if the price per share is $25.00 or greater, the applicable percentage will be 100%.
     If the U.S. Department of Treasury owns any securities of the Company during the executive’s employment period in connection with its TARP Capital Purchase Program, the Company may modify the

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executive’s compensation or benefits to comply with regulations issued by the US Department of Treasury as published in the Federal Register on October 20, 2008.
     The employment agreements contain other terms and conditions, including a 12-month non-solicitation provision, confidentiality obligations and restrictions on each executive’s ability to be engaged or involved in a competing state or national bank with a principal place of business in Texas, New Mexico, Oklahoma or Louisiana during his employment and for the 12 month period following his termination or resignation.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

99.1	Executive Employment Agreement between George F. Jones, Jr. and Texas Capital Bancshares, Inc. dated December 31, 2008.

99.2	Executive Employment Agreement between Peter B. Bartholow and Texas Capital Bancshares, Inc. dated December 31, 2008.

99.3	Executive Employment Agreement between C. Keith Cargill and Texas Capital Bancshares, Inc. dated December 31, 2008.

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SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009	TEXAS CAPITAL BANCSHARES, INC.
	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Executive Employment Agreement between George F. Jones, Jr. and Texas Capital Bancshares, Inc. dated December 31, 2008.

99.2	Executive Employment Agreement between Peter B. Bartholow and Texas Capital Bancshares, Inc. dated December 31, 2008.

99.3	Executive Employment Agreement between C. Keith Cargill and Texas Capital Bancshares, Inc. dated December 31, 2008.